Exhibit 3.2

STATE OF MISSOURI ... Office of Secretary of State

AMENDMENT OF ARTICLES OF INCORPORATION

(To be submitted in duplicate by an attorney)

SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102

        Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

  1.
  The present name of the Corporation is EPIQ Systems, Inc.

  The name under which it was originally organized was NEWCO RGLG I, Inc.

  2.
  An Amendment to the Corporation's Restated Articles of Incorporation was adopted by the shareholders on June 2, 2004.

  3.
  A new ARTICLE TWELFTH was added to the end of the Corporation's Restated Articles of Incorporation to read as follows:

  TWELFTH:    To the fullest extent permitted by The General and Business Law of Missouri, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that this Article shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to section 351.345 of The General and Business Law of Missouri, or (d) for any transaction from which the director derived an improper personal benefit.

  4.
  Of the 17,827,627 shares outstanding, 17,827,627 of such shares were entitled to vote on such amendment.

  The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	17,827,627
  5.
  The number of shares voted for and against the addition to ARTICLE TWELFTH of the Corporation's Restated Articles of Incorporation were as follows:

Class	No. Voted For	No. Voted Against
Common	15,671,574	160,588

  If the amendments changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

    N/A

  If the amendments changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

      N/A

  If the amendments provide for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

    N/A

        IN WITNESS WHEREOF, the undersigned, Christopher E. Olofson, President, has executed this instrument and Elizabeth Braham, its Secretary has affixed its corporate seal hereto and attested said seal on the 2nd day of June, 2004.

PLACE CORPORATE SEAL HERE
EPIQ SYSTEMS, INC.
"NONE"
	By:	/s/ CHRISTOPHER E. OLOFSON Christopher E. Olofson, President
ATTEST:
By:	/s/ ELIZABETH BRAHAM Elizabeth Braham, Secretary
STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

        I, the undersigned, a Notary Public, do hereby certify that on this 2nd day of June, 2004, Christopher E. Olofson personally appeared before me who, being by me first duly sworn, declared that he is the President of EPIQ Systems, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

NOTARIAL SEAL	/s/ JANEY M. LARKIN Notary Public

My commission expires: Nov. 13, 2005